Company Contact:
----------------
Investor Relations
e-mail: invrel@elcom.com
Voicemail: (781) 501-4094

FOR IMMEDIATE RELEASE:

   Elcom and Cap Gemini Ernst & Young to Provide eProcurement System for the
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                  Government of Scotland (Scottish Executive)
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NORWOOD,  MA, November 27, 2001 - Elcom  International,  Inc. (NASDAQ:  ELCO), a
leading international provider of remotely-hosted eProcurement and private eMarketplace solutions today announced that its U.K. eBusiness subsidiary has been selected by the Scottish Executive (www.scotland.gov.uk) to provide an eProcurement system for the Scottish government's departments and agencies. The contract engagement is expected to generate a substantial amount of license fees and other revenues to Elcom over the next seven years.

Cap Gemini Ernst & Young has been selected as the primary contractor for the planning and systems implementation of the contract. Cap Gemini Ernst & Young in the U.K. has formed an alliance with Elcom and Elcom's U.K. subsidiary will provide the core technology platforms including PECOS Internet Procurement Manager and Elcom's eCommerce Network's Dynamic Trading System.

Mike Greig, Vice President for the Public Sector in Scotland for Cap Gemini Ernst & Young, stated, "We are pleased to have been chosen to implement this hosted procurement system for the Scottish Executive. The requirements for this engagement were varied and many but our expertise and capabilities for multi-faceted systems integrations and implementation are well known. We have worked with Elcom for some time on this project and know that our mutual capabilities will result in a world class purchasing system for the Scottish Executive. We expect government procurement systems to become a focus for us as we continue to move forward to offer our clients worldwide the best eBusiness systems and implementation practices."

Robert J. Crowell, Elcom International's Chairman and CEO, stated, "After a very long and intense selection process which included over 100 participants, we are pleased to have been selected as the eProcurement and dynamic trading technology system for the Scottish Executive. As the first eProcurement system for a major government, PECOS Internet Procurement Manager is now poised to be regarded as the major eProcurement technology platform for governments and municipal systems worldwide. We congratulate Cap Gemini Ernst & Young for all its efforts and look forward to working with them as we together implement what is expected to be the largest government eProcurement system in the world."

                                     -MORE-

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Elcom and Cap  Genemi  Earnst & Young to  Provide  eProcurement  System  for the
Government of Scotland
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Michael  Templeman,  Elcom's Managing  Director for the U.K., said, "We are very
pleased   indeed  that  the  Scottish   Executive   decided  to  select  Elcom's
eProcurement solution together with Cap Gemini Ernst & Young's world-class systems consultancy and integration skills. We believe that the Scottish Executive's decision to select Elcom's eProcurement technology will create an international reference point for other world governments and organisations."

The Company also stated that this contract includes its eCommerce network's Dynamic Trading System licensed from industry2industry, Inc.

Company Product Offerings
-------------------------

PECOS(TM) includes three functional modules and optional Dynamic Trading functionality:

PECOS Internet Procurement Manager ("PECOS.ipm") is the eProcurement configuration of PECOS(TM) that automates the procurement process from supplier product content through financial settlement. PECOS.ipm supports the procurement of products comprising the major categories of spending including front office and industrial MRO, capital equipment, services and direct materials.

Additional functionality of PECOS.ipm includes access to external eMarketplaces or supplier Web sites (punch-out), multi-organizational "tiered" capabilities, flexible approval routing, electronic forms routing, receiving, financial settlement using corporate purchasing cards, Excel spreadsheet routing based on label (cell) amounts and electronic invoicing or evaluated receipt settlement. PECOS.ipm provides a comprehensive self-service administrative environment enabling clients with the ability to control procurement processes including approval routing, access rights to functionality and catalogs, and business rules and policies. Importantly, PECOS.ipm can function independently from a client's back-end computer system and interfaces to legacy or ERP systems using various data feeds. A web-based training module is available for companies to train any number of users via the Internet.

PECOS Internet Commerce Manager ("PECOS.icm") is the eDistribution configuration version of PECOS(TM) that automates the online selling process from product information through financial settlement. PECOS.icm supports the sales of MRO such as IT products and services and includes functionality such as electronic catalogs, shopping cart and shopping cart transfer, access to real time price and availability, product configuration and credit card processing. PECOS.icm also supports a virtual sourcing engine that enables the online purchase and/or sale of IT products without the need to maintain inventory. Elcom Services Group, the Company's U.S. VAR subsidiary, intends to offer a version of PECOS.icm to prospective customers as a major value added differentiator to acquire new IT Product customers.

PECOS Internet Marketplace Manager ("PECOS.imm") is the eMarketplace system that allows a client to create its own electronic marketplace, enabling it to act as a market-maker for buyers and sellers of products with transactions and catalog content managed by the Company. Remotely-hosted by the Company, PECOS.imm allows enterprises to deploy an eMarketplace that supports a trading community which can include buyers and suppliers.

elcom, inc.'s Dynamic Trading System provides "eNegotiation" capabilities for organizations and will allow organizations to negotiate goods and services not covered by existing electronic catalogs, thus significantly extending the scope of online buying and selling activities. Through selection of the appropriate trading model such as request for quotation or offer to sell, buyers and suppliers can

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Elcom and Cap  Genemi  Earnst & Young to  Provide  eProcurement  System  for the
Government of Scotland
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effectively  trade their goods at  prevailing  market  prices  determined by the forces of supply and demand. The elcom, inc. eCommerce Network enables the delivery of functionally rich yet affordable eProcurement and eMarketplace solutions by providing access to specific shared capabilities that reside on the hosted network.

eCommerce Network(TM) is a branded, component-based technology platform which powers the Company's eProcurement, eDistribution and eMarketplace offerings. The eCommerce Network is hosted on a non- stop, high availability hardware platform and enables enterprises of all sizes to outsource their eProcurement, eDistribution and eMarketplace initiatives to Elcom which offers a unique single-point-of- accountability for multiple aspects of the deployment and ongoing management of an eBusiness system. Elcom's solutions preclude the need for customers to invest in sophisticated high availability infrastructures, application software or the variety of services required to deploy and manage a B2B eCommerce system. Elcom's eCommerce Network(TM) provides access to shared application services such as its optional dynamic trading system engine as well as a commerce service infrastructure that includes interactive transaction processing between trading partners in a variety of formats such as EDI, XML, e-mail and fax. Further information is available at www.elcom.com or www.elcom.uk.com

About The Scottish Executive
----------------------------

The Scottish Executive is the executive function for the government of Scotland created by devolution in 1998. The creation of a Scottish Parliament and the establishment of the Scottish Executive began a new era in the government of Scotland. The Scottish Executive works with Scottish Ministers to create a 21st century modern government to improve the well being of Scotland and its people.

The Scottish Executive manages an annual budget of approximately (pound)20 billion and is responsible for most of the issues of day-to-day concern to the people of Scotland, including government administration, health, education, justice, rural affairs, transport and many other affairs affecting Scotland and its people. The Scottish Executive web-site is www.scotland.gov.uk

About Cap Gemini Ernst & Young
------------------------------

Cap Gemini Ernst & Young is one of the largest management and IT consulting firms in the world. The company offers management and IT consulting services, systems integration, and technology development, design and outsourcing capabilities on a global scale to help businesses continue to implement growth strategies and leverage technology in the new economy. The organization employs about 60,000 people worldwide and reports global revenues of about 8.5 billion euros (2000 pro forma). More information about individual service lines, offices and research is available at www.uk.cgey.com

About Elcom International, Inc.
-------------------------------

Elcom International, Inc. (Nasdaq: ELCO), operates two wholly-owned subsidiaries: elcom, inc., a leading international provider of remotely-hosted eProcurement and Private eMarketplace solutions and Elcom Services Group, Inc., which provides leveraged procurement services for IT products. elcom, inc.'s innovative remotely-hosted technology establishes the next standard of value and enables enterprises of all sizes to realize the many benefits of eProcurement without the burden of infrastructure investment and ongoing content and system management. PECOS Internet Procurement Manager, elcom, inc.'s remotely- hosted eProcurement and eMarketplace enabling platform was the first "live" remotely-hosted eProcurement system in the world. Additional information can be found at www.elcominternational.com.

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Elcom and Cap  Genemi  Earnst & Young to  Provide  eProcurement  System  for the
Government of Scotland
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Statement Under the Private Securities Litigation Reform Act
------------------------------------------------------------

This press release announcement includes statements that may constitute forward-looking statements or forecasts. All statements other than statements of historical fact, including, without limitation, those with respect to the Company's objectives, plans and strategies set forth herein and those preceded by or that include the words "believes," "intends," "expects," "will," "plans," "anticipates," or similar expressions, are forward-looking statements. These statements are subject to risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Such risks and uncertainties include: the overall markets' and individual customers' acceptance and usage of the Company's electronic commerce software systems, the receptiveness of the capital markets to technology-related companies, corporate demand for (and price decreases of) PC products and other office products, changes in manufacturer policies reducing price protection and availability of manufacturer development funds, and tightening of product returns and other policies, the risks of doing business in foreign countries, and the impact of competitive technology products, competitive pricing pressures; the ability of Tech Data to fulfill its obligations under the outsourcing arrangement with the Company, and the Company's resultant reliance on Tech Data, and specifically the availability and terms of appropriate working capital and/or other financing for the Company, including for elcom, inc., the Company's eBusiness subsidiary; the potential dilutive effect of any equity issuance, as well as factors and other risks detailed in the Company's 2000 Annual Report on Form 10-K, Registration Statement on Form S-3 and from time to time in the Company's other reports filed with the SEC. The Company assumes no obligation to update any of the information referenced in this announcement.


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